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                                                                  EXHIBIT 5.1


                     [BROBECK, PHLEGER & HARRISON LLP LETTERHEAD]


                                  December 12, 1997


Dura Pharmaceuticals, Inc.
7475 Lusk Boulevard
San Diego, CA 92121

    Re:  3,136,603 Shares of Common Stock of Dura Pharmaceuticals, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Dura Pharmaceuticals, Inc., a California corporation (the "Company"), in connection with the registration of up to 3,136,603 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement").

         This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation, as amended through the date hereof, the Company's bylaws, as amended through the date hereof, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.


         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued as described in the Registration Statement and Prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.



         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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Dura Pharmaceuticals, Inc.                                  December 12,1997
                                                                      Page 2


         This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in applicable law or in the facts stated or assumed herein which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                             Very truly yours,


                             BROBECK, PHLEGER & HARRISON LLP